EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Blue Holdings, Inc.

We hereby consent to the inclusionin the foregoing Registration Statement of Blue Holdings, Inc. on Form S-3 of our report dated March 27, 2007, relating to the financial statements of Blue Holdings, Inc. as of December 31, 2006 and 2005, and for the years then ended which appearsin the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2007.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
February 1, 2008